[DESCRIPTION]  MATERIAL CONTRACT

EX-10.6b       Copy of Amendment to Employment
               Contract dated July 1, 1996, between
               Registrant and G. William Strein*

            AMENDMENT TO EMPLOYMENT CONTRACT
  BETWEEN THE WELLCARE MANAGEMENT GROUP, INC. ("WCMG")
           AND G. WILLIAM STREIN ("EMPLOYEE")
                 EFFECTIVE JULY 1, 1993

This Amendment to said Employment Contract is hereby effective as of JULY 1, 1996, and replaces sections to said Employment Contract as follows:

          WHEREAS, WCMG desires to secure the services of Employee to serve as President of Agente Benefit Consultants, Inc. (ABC, Inc.) (formerly WellCare Administration, Inc.) for a term of one (1) year, effective July 1, 1996 through and including July 1, 1997 (such period referred to herein as the "Employment Period"), and Employee desires to accept such employment.

Section 1. Employee will render full-time professional services to WCMG in the capacity of President of Agente Benefit Consultants, Inc. (ABC, Inc.) for the term of this Contract. Employee will, at all times, faithfully, industriously, and to the best of his ability, perform all duties that may be required of him by virtue of his position to the reasonable satisfaction of WCMG's President and Board of Directors.

Section 2.     a.   Base Compensation

          WCMG shall pay Employee, in installments consistent with WCMG's usual payroll practices, an annual base salary of $88,200 through July 1, 1997. In the event that the Employee is, or is to be, employed for less than a full payroll installment period, such installment of the annual base salary shall be appropriately adjusted.

          b.   Performance Bonus

          Any and all bonus compensation shall be at the discretion of WCMG's President and Board of Directors.

Section 6. During the term of this Employment Contract, Employee agrees not to, either directly or indirectly, within the service area of plans managed by WCMG, enter the employment of or render services to any other person, corporation, or health-related service company engaged in similar type business as WCMG interested therein, either directly or indirectly, as an individual party, stockholder, director, officer, principal, agent, employee, or any other relationship or capacity whatsoever, without the written consent of WCMG. Such consent shall not be unreasonably withheld.

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Section 7.     Termination

     d. Upon termination at the election of WCMG, without cause, all rights, duties, and obligations of both parties shall cease except that WCMG shall continue to pay Employee's salary as well as pay for Employee's life, disability, and HMO health insurance for a period of six
          (6) months. No salary or benefits shall be paid upon the expiration of the Employment Period.

All other terms and conditions of said Employment Contract shall remain the same.

This Amendment is hereby signed this first day of July 1996.

The WellCare Management Group, Inc.          Employee

/s/ Edward A. Ullmann                   /s/ G. William Strein
Edward A. Ullmann, President            G. William Strein